STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/ 03/ 1998
981213283 - 2903957

CERTIFICATE OF FORMATION
OF
ASPEN MSO, LLC

The undersigned person acting as an authorized person of a limited liability company pursuant to the Delaware Limited Liability Company Act adopts the following Certificate of Formation:

1.	Name. The name of the limited liability company formed hereby is ASPEN MSO, LLC.

2.	Duration. Its period of duration is until January 1, 2035, unless sooner dissolved.

3.	Registered Agent and Office. The name of its registered agent is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware, 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on June 3, 1998.

/s/ Corinne Lloyd
CORINNE LLOYD
Authorized Person

CERTIFICATE OF MERGER
(Pursuant to Section 18209)

The undersigned hereby certifies as follows:

1.	Aspen MSO, LLC, a California limited liability company, is merging into and with Aspen MSO, LLC, a Delaware limited liability company.

2.	An Agreement of Merger has been approved and executed by each of the above-referenced limited liability companies with respect to the merger.

3.	The surviving entity of the merger will be Aspen MSO, LLC, a Delaware limited liability company.

4.	The effective date of the merger shall be on the date of filing of this Certificate with the Delaware Secretary of State.

5.	The Agreement of Merger is on file at the principal executive office of Aspen MSO, LLC, a Delaware limited liability company at 17100 Pioneer Boulevard, Suite 300, Cerritos, California 90701-2709.

6.
A copy of the Agreement of Merger will be furnished by Aspen MSO, LLC, on request and without cost to any member of (i) Aspen MSO, LLC, a California limited liability company, or (ii) Aspen MSO, LLC, a Delaware limited liability company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger the 8th day of June, 1998.

ASPEN MSO, LLC,
a Delaware limited liability company

By:	AYS MANAGEMENT, INC.,
a California corporation, its Manager

By:	/s/ Edward Grill
Edward Grill
Chief Financial Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00AM 06/10/1998
981225048 - 2903957

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:19PM 03/11/2005
FILED 06:01 PM 03/11/2005
SRV 050208596 - 2903957 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:	ASPEN MSO, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
ARTICLE FIRST: The name of the Limited Liability Company is: PROVIDENCE OF CALIFORNIA, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 10 day of March, A.D., 2005.

By:	/s/ Craig Norris
Authorized Person(s)

Name:	Craig Norris, President
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State of Delaware
Secretary of State
Division of Corporations
Delivered 05:04 PM 04/13/2005
FILED 04:47 PM 04/13/2005
SRV 050300400 - 2903957 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:	Providence of California, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
The name of the Limited Liability Company shall be: Providence Community Services, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of April, A.D., 2005.

By:	/s/ Craig Norris
Authorized Person(s)

Name:	Craig Norris, President
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State of Delaware
Secretary of State
Division of Corporations
Delivered 01:43 PM 11/02/2015
FILED 01:43 PM 11/02/2015
SR 20150735635 - File Number 2903957

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.    Name of Limited Liability Company: Providence Community Services, LLC.

2.    The Certificate of Formation of the limited liability company is hereby amended as follows:

1.    The name of the limited liability company is Pathways Community Services LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 2nd day of November, A.D. 2015.

By:	/s/ Jeff D. Barlow
Authorized Person

Name:	Jeff D. Barlow, Secretary
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